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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2000

                                IDEX Corporation
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             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     1-10235                36-3555336
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(State or other jurisdiction)     (Commission File        (I.R.S. Employer
                                       Number               Identification
                                                                Number)

630 Dundee Road, Suite 400      Northbrook, Illinois            60062
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                    (Address or principal executive offices)

Registrant's telephone number                              (847) 498-7070
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Item 5. Other Information

     On April 14, 2000, IDEX Corporation (the "Company") announced that Dennis
K. Williams, 54, will become the Company's Chairman of the Board, President and Chief Executive Officer effective May 1. With his appointment, Mr. Williams succeeds Donald N. Boyce who retired as Chairman on March 31, and Frank J. Hansen, who will retire as President and Chief Executive Officer later this month. These actions were approved at a special meeting of IDEX's Board of Directors.

Mr. Williams, a senior executive of the General Electric Company, most recently served as President and Chief Executive Officer of GE Power Systems Industrial Products, a global business with $4 billion in sales, based in Florence, Italy. He joined GE in 1968 after receiving a B.S. degree in engineering from Georgia Institute of Technology. Except for five years in the 1970's when he was employed by Varian Associates, Mr. Williams spent his entire career with GE. Prior to heading GE Power Systems Industrial Products, he was President and Chief Executive Officer of GE's Nuovo Pignone business, one of the world's leading manufacturers of gas turbines and high-pressure industrial compressors.
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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      IDEX Corporation

              April 17, 2000        /s/ Wayne P. Sayatovic
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                                        Wayne P. Sayatovic
                                        Senior Vice President-Finance
                                        and Chief Financial Officer
                                        (Principal Financial Officer)